UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018 (October 19, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Executive Chairman and Certain Directors

On October 19, 2018, xG Technology, Inc. (the “Company”) accepted Gary Cuccio’s resignation from his position as the Executive Chairman of the Company and as a member of the Company’s Board of Directors (the “Board”), each effective October 31, 2018. Mr. Cuccio’s resignation was not as a result of any disagreements with the Company.

Also on October 19, 2018, the Company accepted the resignation of Kenneth Hoffman from his position as a member of the Board, effective October 31, 2018. Mr. Hoffman’s resignation was not as a result of any disagreements with the Company.

Biographical information for Mr. Cuccio and Mr. Hoffman has previously been disclosed on the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2018.

Appointment of Chairman and Director

In connection with the foregoing, on October 19, 2018, the Board appointed Susan Swenson as a member of the Board and to the role of Chairman, each effective October 31, 2018. Ms. Swenson will perform the services and duties that are normally and customarily associated with the Chairman, as well as other duties as the Board reasonably determines.

Ms. Swenson brings extensive experience as a telecommunications and technology executive to the FirstNet Board. She has served as Chief Executive Officer and Chair of the Board of Inseego Corp., a leading global provider of SaaS telematics solutions from 2015-2017 and President and Chief Executive Officer of business software provider Sage North America from 2008-2011. Ms. Swenson also served as Chief Operating Officer of T-Mobile USA, President and COO of Leap Wireless, International (Cricket Communications) from 1999-2004 and President and Chief Executive Officer of Cellular One from 1994-1999. She started her telecommunications career at Pacific Telesis holding various management roles including President & Chief Executive Officer of Pac Tel Cellular from 1990-1994. Ms. Swenson serves on the Board of Directors of Wells Fargo and Harmonic Inc.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Cuccio, Mr. Hoffman, or Ms. Swenson.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On October 23, 2018, the Company issued a press release (the “Press Release”) announcing the resignation of Mr. Cuccio as the Executive Chairman and as a member of the Board, (ii) the resignation of Mr. Hoffman as a member of the Board, (iii) and the appointment of Ms. Swenson as a member of the Board and as the new Chairman. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of xG Technology, Inc., dated October 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2018		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Executive Officer